EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of Ohio Legacy Corp, of our report dated February 4, 2004, relating to the consolidated balance sheets of Ohio Legacy Corp. as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the years then ended appearing in the 2003 Form 10-KSB of Ohio Legacy Corp.

Crowe Chizek and Company LLC

Cleveland, Ohio

July 6, 2004